1 CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL TO THE REGISTRANT AND (II) WOULD BE COMPETITIVELY HARMFUL TO THE REGISTRANT IF PUBLICLY DISCLOSED. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY [***]. EXCLUSIVE LICENSE AND DEVELOPMENT AGREEMENT This Exclusive License and Development Agreement (together with its exhibits, this "Agreement" or the "Agreement") is executed on 25 January 2024 (the "Effective Date"), by and between: (1) THÉA OPEN INNOVATION SAS, a French société par actions simplifiée company registered with the Registre du commerce et des sociétés of Clermont-Ferrand, France, under number 843953829, having its head office situated at 12 rue Louis Blériot, Z.I. du Brézet, 63100 Clermont- Ferrand, France and its Affiliates ("TOI"); and (2) Kiora Pharmaceuticals, Inc., a company organized under the laws of Delaware, USA, whose principal office is at 332 Encinitas Blvd, Suite 102, Encinitas CA 92024, United States of America and its Affiliates ("Kiora"). The parties above may each be referred to herein individually as a "Party" and collectively as the "Parties". RECITALS (A) WHEREAS, Kiora is the owner or licensee of certain intellectual property rights relating to Licensed Product. (B) WHEREAS, TOI is part of a global leading ophthalmology group of companies that has experience in the development and commercialization of pharmaceutical products in the Territory. (C) WHEREAS, TOI agrees to obtain an exclusive license to Licensed Technology for the purpose of Developing, Registering, Manufacturing and Commercializing the Licensed Product in the Territory and in the Field, and Kiora agrees to grant such exclusive license to TOI in accordance with the terms and conditions of this Agreement. NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and obligation set forth in this Agreement and other good and valuable consideration, the Parties hereby agree as follows: 1. Definitions and Interpretation 1.1 Definitions The following terms as used in this Agreement shall have the meanings set forth in this Section 1.1 or as otherwise defined elsewhere in this Agreement: "Affiliate" means any Person directly or indirectly controlled by, controlling or under common control with, a Party, but only for so long as such control shall continue, but regardless of whether such entity is or becomes an Affiliate on or after the Effective Date. For purposes of this definition, "control" (including, with correlative meanings, "controlled by", "controlling" and "under common control with") shall be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (b) more than fifty percent (50%) of the voting stock or other comparable equity interests; "API" means the active pharmaceutical ingredient including the active substance or drug substance contained in the Licensed Product;

2 "Business Day" means a day other than Saturday, Sunday or other day on which commercial banks in Paris, France and USA, are generally closed (any reference to “days” that is not specified as “Business Days” shall mean calendar days); "Calendar Quarter" means the successive periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, for so long as this Agreement is in effect; "Calendar Year" means any year beginning on January 1 and ending on December 31 of such year; "Change of Control" means the occurrence of one of the following events: (a) the acquisition of a Party by, or consolidation or merger or similar transaction of such Party with, any Third Party, in which the holders of such Party's outstanding voting securities immediately prior to such transaction own voting securities representing fifty percent (50%) or less of the voting power of the corporation or other entity surviving such transaction immediately after such transaction or (b) the sale or other transfer to a Third Party of all or substantially all of such Party's business to which the subject matter of this Agreement relates; "Clinical Trial" means any clinical study conducted to (a) establish that any Licensed Product for the treatment of human diseases and conditions is reasonably safe, (b) investigate the safety and efficacy of any Licensed Product for its intended use, and to define warnings, precautions and adverse reactions that may be associated with the Licensed Product in the dosage range to be prescribed, and/or (c) support Regulatory Approval of such product or label expansion of such Licensed Product; "CMC" or "Chemistry and Manufacturing Control" means pharmaceutical development covering all chemistry, manufacturing and controls activities, including manufacturing process scale up (including registration batches/process validation, engineering studies qualification and validation, process validation, characterization and stability, scale and technology transfer to contract, manufacturing organizations), analytical methods, qualification and validation activities, quality assurance/quality control development of the Licensed Product; "Commercialization" means all activities related to the direct or indirect commercial exploitation of Licensed Products for the treatment of human diseases and conditions, including importation, exportation, marketing, promotion, distribution, pre-launch, launch, sale, and offering for sale of such Licensed Products, but excluding Manufacturing and Development activities, as well as any Clinical Trials. When used as a verb, "Commercialize" or "Commercializing" means to engage in Commercialization; "Commercially Reasonable Efforts" means (a) with respect to the obligations of a Party under this Agreement relating to Development, Manufacturing, Registration or Commercialization activities, the level of efforts and expenditure of resources as would normally be exerted by a biopharma company at a similar stage of development and access to resources as such Party ("Comparator Company") in respect of a product of similar market potential, at a similar stage in its development or product life, and using commercially reasonable financial, scientific, business resources and medical practice and judgement; or (b) with respect to the obligations of a Party under this Agreement relating to any other objective, reasonable, good-faith efforts, taking into account industry practices; "Competing Product" means any product [***][***], in the Field acting through the same Mechanism of Action as the Licensed Product; "Confidentiality Agreement" means the Mutual Nondisclosure Agreement entered into by the Parties,[***];

3 "Confidential Information" means any and all non-public, confidential or proprietary data, materials and information previously, presently or subsequently disclosed by or on behalf of one Party (the "Discloser") to the other Party (the "Recipient"), including all financial, business, legal and technical information of Discloser or any of its Affiliates, suppliers, customers and employees (including information about research, development, operations, marketing, transactions, inventions, methods, processes, materials, algorithms, software, specifications, designs, data, strategies, plans. prospects, Know-How and ideas, whether tangible or intangible), including all copies, abstracts, summaries, analyses and other derivatives of any of the foregoing. For the avoidance of doubt, "Confidential Information" includes (a) the terms of this Agreement and (b) all information disclosed to a Party by the other Party prior to the Effective Date under the Confidentiality Agreement; "Control" or "Controlled" means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise) to grant a license, sublicense, access or right to use (as applicable) under such Know- How, Patents, or other intellectual property rights, including to the other Party on the terms and conditions set forth herein, as applicable, in each case without breaching the terms of any agreement with a Third Party; "Data" means all data related to the Development, Clinical Trial, the Manufacture and the r filing of the Licensed Product’s Regulatory Approvals including Drug Master File data, technical, chemical, manufacturing, regulatory, safety, and scientific data and information, Know-How and other results generated by or resulting from or in connection with the conduct of the Licensed Product's Development in the Field and in the Territory, Manufacture and registration activities including relevant laboratory notebook information, screening data, regulatory data and synthesis schemes, including descriptions in any form, data and other information arising out of Licensed Product's Development; Data includes Kiora Development Data and TOI Development Data as defined in Article 3. "Development" means all activities related to the development of the Licensed Products and obtaining Regulatory Approval for such Licensed Products, including all activities related to CMC, Clinical Trials, Regulatory Filings and obtaining Regulatory Approvals. When used as a verb, "Develop" means to engage in Development; "Development Budget" means the budget setting forth the anticipated costs and expenses for the Development of the Licensed Product by Kiora pursuant to the Development Plan as set forth in Exhibit DB that may from time to time be amended by the Parties through the JSC; "Development Plan" means the plan setting forth the specific activities to be undertaken by each of the Parties in connection with the Development of the Licensed Product in the Field. The initial version of the Development Plan is attached to this Agreement as Exhibit DP that may from time to time be amended by the mutual prior approval of the Parties through the JSC; "DMF" means the Drug Master File or the Active Substance Master File (ASMF), in connection with the Licensed Product Development and approval by the FDA and the EMA respectively, that may be used for supporting an Investigational New Drug Application (IND) or other application to commence a Clinical Trial in the relevant jurisdiction, or amendments and supplements to any of these; "Effective Date" means the later of the date of last signature by the Parties of this Agreement; "EMA" means the European Medicines Agency or any successor agency or agencies thereto; "Field" means the prevention and/or treatment of (a) Retinitis Pigmentosa (”RP”) and/or (b) any other disease in ophthalmology;

4 "First Commercial Sale" means, the first sale of the Licensed Product in any country or jurisdiction within the Territory and in the Field at arms' length transaction by TOI or any of its Affiliates or Sublicensees to a Third Party who is not a Sublicensee for consideration following the receipt of Regulatory Approval for such Licensed Product; provided, however, that in no event shall any sale or distribution of Licensed Product for pre-approval activities or use in a clinical trial or otherwise any sales prior to receipt of all Regulatory Approvals necessary to commence regular commercial sales (including so-called “treatment IND sales” and “compassionate use sales”) be deemed a First Commercial Sale. “Generic Product” means a product which (i) has identical or highly similar clinical effect and safety profile as a Product that contains the same or substantially similar active ingredient or dosage form, route of administration and/or strength as such Product, (ii) is commercialized by a Third Party without any license or right from a Party, its Affiliates or Sublicensees, (iii) is approved for use pursuant to a regulatory approval process governing approval of generic, interchangeable or biosimilar biologics based on the then-current standards for regulatory approval, whether or not such regulatory approval was based upon Clinical Data generated by the Parties pursuant to this Agreement or was obtained using an abbreviated, expedited or other process, and (iv) is substitutable to such Product. The term “Generic Product” includes: (A) hybrid medicines, as defined by the EMA, whose authorization depends partly on the results of tests on the reference medicine and partly on new data from clinical trials and which have a different strength, a different route of administration or a slightly different indication from the reference medicine; and (B) therapeutic equivalents, as defined by the FDA; "Governmental Authority" means any nation or government, any state, local or other political subdivision thereof, and any entity, department, commission, bureau, agency, authority, board, have court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative governmental functions; "Indemnitee" has the meaning set out in Section 15.3; "Insolvency Event" in relation to any Party means: (a) an application is made for a moratorium under the Insolvency Act 1986; or (b) the value of its assets being less than its liabilities (taking into account contingent and prospective liabilities); or (c) it being unable to pay its debts as they fall due; or (d) any step being taken in any applicable jurisdiction to initiate any process by or under which: (i) it may be liquidated (otherwise than in furtherance of any scheme for solvent amalgamation or solvent reconstruction), wound up, dissolved or struck off or placed into administration; or (ii) any encumbrance over or affecting any of its assets or undertaking may be enforced; or (iii) any composition in satisfaction of, or moratorium in respect of, its debts or any scheme of arrangement or compromise between it and its creditors or any class of its creditors may be put in place; "Invention" means any discovery, development, improvement, modification, formulation, composition of matter, process and other inventions (whether patentable or not patentable) that

5 are invented in the course of activities performed under this Agreement by or on behalf of either Party or both Parties; "Kiora Background IP" means any Kiora Patents and Kiora Know-How owned or Controlled by Kiora before the Effective Date necessary or useful for the Development, Manufacturing and Commercialization of the Licensed Product in the Field and in the Territory as described in Exhibit IP. [***]"Kiora Foreground IP" means any Kiora Patent and Kiora Know-How, including any improvement to Kiora Background IP developed, owned or Controlled by Kiora as of the Effective Date and during the Term of the Agreement and necessary or useful for the Development, Manufacturing and Commercialization of the Licensed Products in the Field and in the Territory; "Kiora Know-How" means all Know-How, (i) owned or Controlled by Kiora or any of its Affiliates prior to the Effective Date; or (ii) developed, acquired or Controlled by Kiora or any of its Affiliates at any time on or after the Effective Date relating to the Licensed Product, its use and methods for its Manufacture and formulation as listed in Exhibit IP that may be amended by the Parties from time to time to include Know How obtained during the course of the Agreement; "Kiora Patents" means all Patents owned or Controlled by Kiora or any of its Affiliates prior to or at any time on or after the Effective Date relating to the Licensed Product, its use and methods for its Manufacture and formulation as it specifically relates to its application in the Field and in the Territory. The Kiora Patents include notably [***] any improvement to Kiora Patents and any new patent acquired or developed or newly Controlled by Kiora covering the Licensed Product during the Term of the Agreement. Exhibit IP provides an accurate and exhaustive list of the Kiora Patents prior to the Effective Date that may be amended by the Parties from time to time to include Patents improvement or new Patents obtained during the course of the Agreement; "Know-How" means any proprietary data (including Data), results, material(s), technology, and non-public information of any type whatsoever, in any tangible or intangible form, including know- how, trade secrets, practices, techniques, study designs, protocols, methods, processes, inventions, developments, specifications, formulations, formulae, materials or compositions of matter of any type or kind (patentable or otherwise), software, algorithms, marketing reports and plans, market research, expertise, technology, test data (including pharmacological, biological, chemical, biochemical, toxicological, preclinical and clinical test data), analytical and quality control data, stability data, other study data and procedures; Know-How includes CMC Know-How as defined in Section 3.1; "Law" means all laws, statutes, rules, regulations, ordinances, orders, judgments and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign, including all such laws, statutes, rules, regulations, ordinances, orders, judgments and other pronouncements pertaining to the pharmaceutical industry or the healthcare industry, all anti-bribery or anti-corruption laws, all regulations under the U.S. Securities and Exchange Commission (SEC), and the implementing regulations of any of the foregoing and all foreign equivalents thereof; "Licensed Product" means any and all products (or components of products) and services that incorporate or use a small molecule azobenzene photoswitch and that are Developed, Manufactured, performed, sold or otherwise supplied using or with the benefit of, or which embody or use any method or process, which falls within the scope of the Licensed Technology which (without this Agreement) would infringe, any of the Kiora Patents in the Field or would represent an abusive or unauthorized use of Kiora Know-How in the Field; Licensed Product include notably [***] the drug product KIO-301 [***]; "Licensed Technology" means Kiora Background IP and Kiora Foreground IP;

6 "Manufacture" means, with respect to a Licensed Product, any and all processes and activities conducted to manufacture preclinical, clinical and commercial quantities of such Licensed Product, in particular, the production, the manufacture, the processing, the filling, the packaging, the labelling, the inspection, the storage, the warehousing and the shipping of such Licensed Product. Manufacture shall also include the supply of any raw materials, compound, component or packaging materials with respect thereto, or any intermediate of any of the foregoing, including process and cost optimization, process qualification and validation, commercial manufacture, stability and release testing, quality assurance and quality control. For clarity, "Manufacturing" has a correlative meaning; “Mechanism of Action” means [***] "Net Sales" means, with respect to a Licensed Product, for any reference period, the gross amount invoiced by[***] : (a) [***]; (b) [***]; (c) [***]; (d) [***]; (e) [***]; (f) [***]; and (a) to (f) shall be referred to as the "Deductions"); sales of Licensed Product between or among TOI, its Affiliates and/or Sublicensees shall be excluded from the computation of Net Sales, but the subsequent final sales of Licensed Product to Third Parties by such Affiliates or Sublicensees shall be included in the computation of Net Sales. For purposes of calculating Net Sales, a sale to an Affiliate or Sublicensee for end use by the Affiliate or Sublicensee (as the applicable) will be treated as a sale at [***]. "Patent" means (a) unexpired and currently in force patents (or other equivalent legal instrument), including utility and design patents, supplementary protection certificates and including any extension, limitation, substitution, registration, confirmation, reissue, re-examination or renewal thereof, (b) applications for patents, a reissue application, a continuation application, a continuation-in-part application, a divisional application or any equivalent of the foregoing applications, that are pending before a government patent authority and (c) all foreign or international equivalents of any of the foregoing in any country; "Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof; "Phase I Clinical Trials" means any clinical study of a Licensed Product in human the purpose of which is preliminary determination of safety of such Licensed Product in healthy individuals or patients that would satisfy the requirements of 21 C.F.R. §312.21(a) in the U.S. or equivalent law or regulations in other countries; such first in man study can also look at preliminary signs of efficacy in patients; Phase I Clinical Trials includes notably Phase I, Phase Ia and Phase Ib Clinical Trials; "Phase II Clinical Trials" means any clinical study of a Licensed Product in human patients of defined disease parameters the purpose of which is further determination of the clinical safety, dose response, duration of effect, dose range and efficacy of such Licensed Product that would

7 satisfy the requirements of 21 C.F.R. §312.21(b) in U.S. or equivalent law or regulations in other countries; Phase II Clinical Trials includes notably Phase II, Phase IIa and Phase IIb Clinical Trials; "Phase III Clinical Trials" means a human clinical trial of a Licensed Product in the Field that is intended to (a) establish that the Licensed Product is safe and efficacious for its intended use, (b) define contraindications, warnings, precautions and adverse reactions that are associated with the Licensed Product in the dosage range to be prescribed, and (c) support Regulatory Approval for such Licensed Product, and would satisfy the requirements of 21 C.F.R. §312.21(c) in the U.S. or equivalent law or regulations in other countries; "Phase IV Clinical Trials" means any post-marketing (including safety surveillance) Clinical Trials in humans (other than a Phase 1 Clinical Trials, Phase 2 Clinical Trials or Phase 3 Clinical Trials) conducted on the Licensed Product in the Field and in any country of the Territory after Regulatory Approval of such product has been obtained from an appropriate Regulatory Authority in such country of the Territory for the applicable indication; "Preclinical Studies" means any non-human studies aiming at determining notably pharmacokinetic, ADME, local tolerability, toxicity and efficacy of the Licensed Product for the purpose of IND filing; "[***]Net Sales Report" means a Sales Report for a Calendar [***]; [***][***] “Regulatory Approval” means, with respect to any Licensed Product, the registrations, authorizations, clearances and approvals of the applicable Regulatory Authority or other Governmental Authority in such country or regulatory jurisdiction (including the FDA, EMA or any notified body) that are necessary to market, sell or otherwise Commercialize such Licensed Product in any country of the Territory (such as a marketing authorization or CE Mark); “Regulatory Authority” means any national, supra national, regional, state or local regulatory authority, department, bureau, commission, council or other Governmental Authority (including the FDA, EMA or any notified body) that is responsible for overseeing the Development, use, Manufacture, transport, storage or Commercialization of the Licensed Product; “Regulatory Filings” means any application for Regulatory Approval, and any notification or other submission made to or with a Regulatory Authority that is necessary or reasonably desirable to Develop (including to conduct Clinical Trials), use, Manufacture, transport, store or Commercialize a particular product for the treatment of human diseases and conditions in a particular country or regulatory jurisdiction, whether made before or after receipt of Regulatory Approval in the country or regulatory jurisdiction. The term “Regulatory Filings” shall include all amendments and supplements to any of the foregoing and all proposed labels, labelling, package inserts, monographs and packaging for a Licensed Product in a particular country; “Reimbursement Approval” means with respect to a particular Licensed Product and a particular country or regulatory jurisdiction, any pricing and reimbursement approvals of the applicable Regulatory Authority, insurance providers or other Governmental Authority in such country or regulatory jurisdiction that are necessary for a sale or transfer of the Licensed Product to any applicable Regulatory Authority or other Governmental Authority, or for a sale or transfer of the Licensed Product to be reimbursable or credited by, charged to or otherwise paid for by, in whole or in part, any applicable Regulatory Authority or other Government Authority in such country or regulatory jurisdiction at the relevant time; "Sales Report" means, with respect to each reference period, a report detailing for such reference period , on a country-by-country and per Licensed Product basis, the following: (a) gross sales,

8 number of units sold, average price per country and Licensed Product, number of samples distributed, and details of any Deductions to calculate Net Sales, (b) a calculation of the royalty payment due on the Net Sales, (c) the exchange rates and dates used to convert any amounts to Euros and from Euros into US dollars, as applicable; and (d) such other information as reasonably requested by Kiora; "Sublicensee" means any Third-Party, which TOI (or any of its Affiliates) has appointed as its sublicensee to conduct any Licensed Product’ Development, Regulatory Filings and/or Commercialization activities, but excluding any wholesaler or reseller of the Licensed Products; “Taxes” shall mean all forms of preliminary or finally imposed taxation, domestic and foreign taxes, fees, levies, duties and other assessments or charges of whatever kind (including but not limited to sales, use, excise, stamp, transfer, property, value added, hors taxes goods and services, withholding and franchise taxes) together with any interest, penalties or additions payable in connection with such taxes, fees, levies duties and other assessments or charges; "Territory" means the world except excluded countries listed in Exhibit A; "Third Party" means any Person other than Kiora and TOI and their respective Affiliates; "Third Party Discounts" means any voluntary allowances, credits, rebates and other deductions made by TOI, its Affiliates and/or its Sublicensees in respect of the sale of Licensed Product to an independent Third Party as are typically granted in arms' length arrangements; where the Third Party Discounts granted applies to the Licensed Product and one or more other products of TOI, its Affiliates and/or Sublicensees, such Third Party Discounts shall be fairly and equitably allocated between the Licensed Product and such other products so that the Licensed Product does not bear a disproportionate portion of such Third Party Discounts; "Third Party License Agreement" means any agreement (including any settlement agreement) entered into after the Effective Date with a Third Party, whereby royalties are to be paid to such Third Party based on the grant of rights under Patents Controlled by such Third Party in a country or countries, which Patents are necessary to enable TOI to Commercialize the Licensed Product in said country in the Territory free from infringement of such Patents; "TOI Background IP" means any TOI Patents, TOI Know-How (including Data) owned or Controlled by TOI before the date of execution of the Agreement or developed independently of this Agreement necessary for the Development, Manufacture and/or Commercialization of the Licensed Product in the Field; "TOI Foreground IP" means any intellectual property rights including Patent or Know-How obtained by TOI in relation with TOI Development Activities, including TOI Development Data, necessary or useful for the Development, Manufacturing and/or Commercialization of the Licensed Product in the Field; "TOI Know-How"" means all Know-How owned or Controlled by TOI or any of its Affiliates prior to the Effective Date or obtained by TOI or any of its Affiliates at any time as of Effective Date and during the Term of the Agreement, in relation with the Development or the Manufacture of the Licensed Product; "TOI Patents" means all Patents owned or Controlled by TOI or any of its Affiliates as of the Effective Date or obtained by TOI or any of its Affiliates at any time as of the Effective Date and during the Term of the Agreement including any improvement to TOI Patents relating to the Licensed Product; "TOI Technology" means TOI Background IP and TOI Foreground IP.

9 "Total Annual Net Sales" means the total Net Sales of the Licensed Products in the Territory in a Calendar Year; "Total Net Sales Report" means a Sales Report for each Calendar Year; "Valid Claim" means a claim of an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) or a pending claim of an unissued patent application, which has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise. 1.2 Interpretation In this Agreement, unless the context clearly indicates another intention: (a) a reference to any gender includes other genders and the singular includes the plural and vice versa; (b) any reference to a person includes natural persons, partnerships, firms and other such unincorporated bodies, corporate bodies, trusts, relevant authorities and all other legal persons of whatever kind and however constituted; (c) a Section, Schedule or party is a reference to a Section of or a Schedule or party to this Agreement. The Schedules and Background form part of this Agreement and any reference to this "Agreement" includes the Schedules and Background; (d) a statutory provision includes a reference to the statutory provision as modified or re- enacted or both from time to time and any subordinate legislation made under the statutory provision; (e) a document is a reference to the document as from time to time supplemented or varied; (f) obligations undertaken by more than a single person are joint and several obligations; (g) "writing" or "in writing" means the representation of words, in English and capable of being read with the naked eye, on paper or in similar hard copy form or in an electronic form which enables the recipient to retain a copy; (h) a number of days will be reckoned exclusively of the first day and inclusively of the last day unless the last day falls on a day which is not a Business Day in which case the last day will be the next succeeding day which is a Business Day; (i) the headings, sub-headings and marginal notes are for convenience only and will not affect the construction of this Agreement; (j) all references to "paragraphs" in the Schedules are references to paragraphs in that specific Schedule unless otherwise stated; (k) the words "include", "includes", "including" and "such as" are to be construed as if they were immediately followed by the words "without limitation"; (l) any approval or consent required under the Agreement shall be deemed to mean prior written approval or consent, unless expressly stated otherwise;

10 (m) any reference to an English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing includes, in respect of any jurisdiction other than England, is a reference to what most nearly approximates in that jurisdiction to the English legal term and a reference to any legislation includes, in respect of any jurisdiction other than England, a reference to any legislation of that jurisdiction that most nearly corresponds to the legislation referred to. 1.3 In this Agreement, the headings, sub-headings and marginal notes are for convenience only and will not affect the construction of this Agreement. 2. Licensed Rights 2.1 License Subject to the terms and conditions of this Agreement, Kiora hereby grants to TOI an exclusive, royalty-bearing, non-transferable (subject to Section 18.1), sublicensable (in accordance with Section 2.2) licence to the Licensed Technology in the Field and in the Territory to (i) Develop, (ii) file for Regulatory Approvals, (iii) Manufacture the Licensed Product, and to (iv) Commercialize the Licensed Product either directly by TOI and its Affiliates or indirectly through Sublicensees in the Field and in the Territory (the "Licensed Rights"). Without limiting the foregoing, nothing in this Agreement grants by implication, estoppel, or otherwise, any right, title, or interest in, to, or under any Patents owned or Controlled by Kiora or any of its Affiliates other than Kiora Patents. All rights, titles, and interests not specifically and expressly granted by Kiora to TOI hereunder are hereby reserved. 2.2 [***]Right to Sublicense (a) TOI shall have the right to grant a sub-licence to the Licensed Rights to any of its Affiliates upon written notice to Kiora. This sub-licence shall contain the right for such Affiliate to further sub-licence the Licensed Rights to: (i) any Third Parties on prior written notice to Kiora that are directly providing services to TOI or to the relevant TOI Affiliate to the extent that such Third Parties require such a sub-sub-licence to provide their services to TOI or to the TOI Affiliate in respect of the Development, Manufacture, and/or Commercialization of the Licensed Products on behalf of TOI or of the TOI Affiliate, but not for any other purposes; and (ii) any Third Parties with the prior written consent of Kiora (such consent not to be unreasonably withheld or delayed) for such persons to Develop, Manufacture and Commercialize the Licensed Products on their own account. (b) TOI shall further have the right to grant a sub-licence to the Licensed Rights to: (i) any Third Parties on prior written notice to Kiora that are directly providing services to TOI to the extent such Third Parties require such a sub-licence directly to provide such services to TOI in respect of the Development, Manufacture, and/or Commercialization of the Licensed Products on behalf of TOI, but not for any other purposes; and (ii) any Third Parties with the prior written consent of Kiora (such consent not to be unreasonably withheld or delayed) for such persons to Develop, Manufacture, and Commercialize the Licensed Products on their own account.

11 c) Without limiting the foregoing, and notwithstanding any approval of a Sublicensee by Kiora, any sublicenses granted under authority of this Agreement shall be subject to the terms and conditions of this Agreement and must be consistent with this Agreement. TOI’s grant of any sublicense shall not relieve TOI from any of TOI’s obligations under this Agreement, and TOI shall remain jointly and severally liable for any uncured breach of a sublicense by a Sublicensee to the extent that such uncured breach would constitute a breach of this Agreement. 2.3 Non-Compete (a) During the Term of the Agreement, Kiora and its Affiliates shall not Commercialize any Competing Product in the Field and in the Territory. (b) During the Term of the Agreement, Kiora is prevented from licensing the Licensed Technology to any Third Party in the Field and in the Territory. (c) Kiora is authorized to Develop, Manufacture, file for Regulatory Approvals and Commercialize Licensed Product in the Field outside the Territory and/or outside the Field. (d) [***]([***] 3. Licensed Product Development 3.1 Kiora Development Activities (a) Kiora shall be responsible for the implementation of hereunder listed Development activities: (i) Kiora shall use its Commercially Reasonable Efforts to develop the CMC/Manufacturing processes in respect of the Licensed Product for the Licensed Product Preclinical Studies, Phase I Clinical Trials and Phase II Clinical Trials for the RP indication at its entire costs, subject to the reimbursement in accordance with Section 3.1(d); (ii) Kiora shall disclose to TOI or to any Third Party contract manufacturing organization (“CMO”) chosen by the Parties through the JSC upon request and at no cost for the disclosure itself, all Know-How necessary for Manufacturing of the Licensed Product (“CMC Know-How”); (iii) Kiora shall provide such technical assistance as is necessary for the transfer of the CMC Know-How pursuant to sub-section (ii), subject to the reimbursement by TOI of Kiora's reasonable costs incurred by Kiora in connection with such technical assistance; (iv) Carrying out of Licensed Product Preclinical Development for RP indication in the Field in the Territory, "Preclinical Studies"; (v) Carrying out of Licensed Product Phase Ib Clinical Trial for RP indication in the Field, "Phase I Clinical Trials"; (vi) Carrying out of Licensed Product Phase II Clinical Trial for RP indication in the Field including CMC Development and Manufacturing to support Phase II Clinical Trial in the Territory, "Phase II Clinical Trials";

12 (vii) Subject to JSC decision and to prior Kiora Approval, carrying out Preclinical Studies, Phase I Clinical Trials and Phase II Clinical Trials for additional indications in the Field at its entire costs subject to the reimbursement in accordance with Section 3.1(d); (viii) Provide TOI with expertise and support upon TOI request for the performance by TOI of the Phase III Clinical Trials, all together "Kiora Development Activities". (b) Kiora shall be solely responsible for and use Commercially Reasonable Efforts to pursue Kiora Development Activities for the Licensed Products in the Field and in the Territory in compliance with the Development Plan attached to this Agreement as Exhibit DP and the Development Budget attached to this Agreement as Exhibit DB as such may be amended by the Parties through the JSC from time to time. (c) All Data generated by or resulting from or in connection with the conduct of Kiora Development Activities during the Term of the Agreement ("Kiora Development Data") shall be solely and exclusively owned by Kiora and be deemed Kiora Foreground IP, to the exception of Data generated hereunder related to [***]which shall be jointly owned by Kiora and TOI and be deemed as joint foreground IP ("Joint Foreground IP"). The Parties undertake to define in good faith ownership and exploitation rights of said joint Foreground IP before any patent application filing on said Joint Foreground IP, it being already agreed between the Parties that in respect of any Joint Foreground IP, whether patentable or not: (i) TOI shall have the exclusive exploitation rights of such Joint Foreground IP with the right to license in the Field and in the Territory in accordance with Section 2, and (ii) Kiora shall have the exclusive exploitation rights of such Joint Foreground IP with the right to license in the Field outside the Territory as well as outside the Field in and outside the Territory. (d) The costs and expenses incurred by Kiora for Kiora Development Activities shall be paid by Kiora and will be reimbursed by TOI up to the maximum amount of [***][***]) [***]([***]according to a Development Budget and a Development Plan to be agreed between the Parties and periodically amended by the Parties through the JSC. In the event Kiora reasonably expects to incur costs and expenses that exceed those set forth in the Development Budget overall by up to a maximum of [***]percent ([***]%), such excess shall require the prior approval of the JSC which shall not be unreasonably refused ("Excess Development Costs"). Kiora shall promptly notify TOI if it believes it is reasonably likely to incur Excess Development Costs. (e) Any expenditure of [***]US dollars ([***] USD) or more, unless already approved in the Development Budget shall be subject to the prior approval by the JSC. (f) Within [***] ([***]) Business Days following the end of each Calendar Quarter starting as of Kiora Development Activities' launch, Kiora will provide TOI and the JSC with a development report detailing the progress of the Kiora Development Activities and related costs and expenses incurred by Kiora until the completion of the Kiora Development Activities.

13 3.2 TOI Development Activities (a) TOI shall be responsible for carrying out Licensed Product Phase III Clinical Trial including CMC Development and GMP Manufacturing to support Phase III Clinical Trial in RP, "Phase III Clinical Trials" (hereafter "TOI Development Activities"). (b) TOI shall be solely responsible for and use Commercially Reasonable Efforts to pursue TOI Development Activities for the Licensed Product in the Field and in the Territory. (c) The costs and expenses incurred by TOI for TOI Development Activities shall be paid solely by TOI. (d) All Data generated by or resulting from or in connection with the conduct of TOI Development Activities during the Term of the Agreement ("TOI Development Data") shall be solely and exclusively owned by TOI and be deemed TOI Foreground IP. (e) [***] ([***]) [***] 3.3 [***]Rights of Reference to Development Data for Licensed Product Development 3.4 [***] [***]Change of the Development Plan and Development Budget Through the JSC, each Party shall have the right to propose changes to the Development Plan and the Development Budget on an ongoing basis as necessary. The JSC shall have the authority to review and approve such changes in accordance with the process set out in Section 4.2. Once any changes are approved, a revised Development Plan and/or revised Development Budget shall be drawn up incorporating any agreed changes. 4. Joint Steering Committee 4.1 Responsibilities (a) Within [***] ([***]) days after the Effective Date, the Parties will establish a joint steering committee to oversee Development, Manufacturing, Regulatory Filings and Commercialization of the Licensed Product as well as intellectual property matters (the "JSC"). The JSC's responsibilities shall include the following: (i) exchange information regarding the Licensed Product, including general discussion of Development, Regulatory, quality, Manufacturing, intellectual property and Commercialization matters, in the Territory as well as outside the Territory, as appropriate; (ii) review, coordinate, discuss, agree and comment on the Development Plan, Development Budget and the Development of the Licensed Product including; [***] (iii) review, coordinate, discuss and comment on the Commercialization of the Licensed Product in the Field and in the Territory, including reviewing, coordinating and discussing the overall strategy for seeking Regulatory Approvals (including Reimbursement Approvals), reviewing, coordinating and discussing post-Regulatory Approval activities in the Field and in the Territory (including the Phase IV Clinical Trials) and obtaining, maintaining and enforcing Patent protection and market and data exclusivity for the Licensed Product in the Field and in the Territory;

14 (iv) provide summary updates on Licensed Product Development, Manufacturing, Regulatory Filing and Commercialization activities; (v) resolve any discrepancy between the Parties and consider any other issues brought to its attention by the Parties; (vi) discuss Manufacturing, Licensed Product sourcing and supply issues and related costs including API Manufacturing process development and choice discussion with CDMOs; (vii) perform such other functions as appropriate in relation with the purposes of this Agreement, as mutually agreed upon by the Parties in writing. (b) The JSC shall not have the power to amend or waive compliance with this Agreement, determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement, require any Party to perform any act that is inconsistent with applicable Law or, without the consent of the affected Party, materially increase or reduce the obligations of the Parties under this Agreement. 4.2 JSC Composition - Voting (a) Within [***] ([***]) Business Days after the Effective Date, each Party shall appoint [***]employees to serve on the JSC, each of which shall have such expertise as is appropriate to the activities of the JSC. Each Party may replace its JSC representatives by written notice to the other Party and may invite additional representatives or external experts subject to prior approval of the other Party. (b) Each Party shall have one (1) vote on all matters and decisions that are within the responsibility of the JSC, regardless of the number of such Party's representatives on the JSC, and any decision or other action by the JSC may only be made by the unanimous agreement of the Parties. (c) The members of the JSC will use good faith efforts to reach unanimous agreement on all decisions and other actions that are within the responsibility of the JSC ("Unanimous Approval"). (d) In case Unanimous Approval is not obtained with regards to Development responsibilities (including amendment to the Development Plan and/or the Development Budget then the matter shall be referred on the President of Kiora, or such other person holding a similar position designated by Kiora from time to time, and the President of TOI, or such other person holding a similar position designated by TOI from time to time (such persons collectively, the "Executives"), for resolution. In the event the Executives are unable to resolve the matter within [***] ([***]) days after such matter was first referred to the Executives, TOI shall have final decision-making power (provided that TOI shall consider Kiora’s input in good faith). 4.3 Co-Chairpersons Each Party shall designate one of its JSC representatives to serve as co-chairperson (the "Co- Chairpersons"). The Co-Chairpersons shall be jointly responsible for calling meetings and shall be jointly responsible for setting the agenda (which shall include a list of all participants expected at a meeting). The Co-Chairpersons shall alternate responsibility for circulating such agenda at least [***] ([***]) Business Days prior to each meeting but will not otherwise have any greater power (including voting power) or authority than any other member of the JSC.

15 4.4 Meetings The JSC shall, after appointment of its initial members, meet at least [***] at times mutually agreed upon by the Parties. Such meetings shall be conducted either in person at a mutually agreed upon location, or by telephone or videoconference, as the Parties agree. Reasonably in advance of each such meeting, the relevant Co-Chairperson (as per Section 4.3) shall deliver to the remaining JSC's members an agenda of the meeting and any background materials to be discussed. Upon reasonable notice of a Party, other representatives of such Party may attend meetings of the JSC; provided, however, that if such representatives are not employees of a Party, then they shall be subject to (a) approval of the other Party (such approval to not be unreasonably withheld, conditioned or delayed) and (b) confidentiality obligations at least as stringent as those set forth in this Agreement. 4.5 Minutes The Co-Chairpersons will be responsible for preparing minutes for JSC meetings and shall distribute the minutes of each JSC meeting to the JSC's members within [***] ([***]) Business Days after the completion of the relevant meeting and shall provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JSC. Minutes of each JSC meeting shall be approved or disapproved, and revised as necessary, within [***] ([***]) Business Days after the applicable JSC meeting. Minutes of the JSC meetings shall be considered Confidential Information of both Parties. 5. Regulatory Matters 5.1 Regulatory Filing and Regulatory Approvals (a) As appropriate, Kiora shall be responsible for the preparation and the filing, in its own name and at its own cost and expense of the Drug Master File (DMF) and/or Active Substance Master File (ASMF) for Regulatory Filing purpose up to the end of Phase II Clinical Trials. (b) Kiora shall provide to TOI all the documents necessary for the preparation of the Regulatory Filings, in the appropriate regulatory format, for the API and for the Licensed Product. (c) Kiora shall cooperate with TOI in providing technical regulatory expertise for assistance in developing the submission strategy for Regulatory Filings and defining technical content and will provide reasonable support to TOI to ensure timely Regulatory Filings. (d) TOI shall be responsible for the preparation and the filing, in its own name and at its own cost and expense, of all Regulatory Filings necessary to obtain Regulatory Approvals for the Commercialization of the Licensed Product in the Field and in the Territory and use Commercially Reasonable Efforts to obtain such Regulatory Approvals, and thereafter to maintain such Regulatory Approvals provided that Kiora shall provide TOI with DMF Data and API monograph, as appropriate, allowing TOI to make Regulatory Filings for the Commercialization of the Licensed Product in the Territory in the Field. (e) TOI shall own and be the license holder for all Regulatory Approvals for the Licensed Product in the Field in the Territory, provided that TOI may license any Regulatory Approvals to any TOI Affiliates, TOI agents, distributors or Sublicensee when required by local Laws for the purpose of the Licensed Product's Commercialization.

16 5.2 Reimbursement Approvals (a) TOI shall be responsible, in its name and, at its own cost and expense, for the preparation and the filing, if relevant, of Reimbursement Approvals and shall use Commercially Reasonable Efforts to obtain such Reimbursement Approval and thereafter to maintain such Reimbursement Approvals. (b) TOI shall own and be the license holder for all Reimbursement Approvals for the Licensed Product, provided that TOI may license any Reimbursement Approvals to any TOI Affiliates, TOI agents or distributors when required by local Laws for the purpose of the Licensed Product' Commercialization. 6. Manufacturing of Licensed Product 6.1 Manufacturing of the Licensed Product (a) Kiora shall be responsible for the Manufacture, on its own or through CMOs designated by Kiora ("Kiora CMO") of the Licensed Product for Pre-clinical Studies, Phase I Clinical Trials and Phase II Clinical Trials. (b) TOI shall be responsible for the Manufacture, on its own or through CMOs designated by TOI ("TOI CMO") of the Licensed Product for Phase III Clinical Trials as well as for Commercialization of the Licensed Product with Kiora’s support including but not limited to Regulatory, CMC and Clinical support provided that such support shall be free of charge for TOI. (c) TOI may consider connecting KIORA with its CMOs upon KIORA’s request to purchase the drug product and/or drug substance for the Licensed Product from said CMOs, for the purpose of Product Development and Commercialization by Kiora or its sublicensees outside the Territory. Any such supply shall be subject to a separate supply agreement to be entered into by KIORA and said CMO. 6.2 Manufacturing/CMC Know-How transfer (a) Kiora commits to disclose to TOI or to TOI CMO upon TOI's first request, all CMC Know- How as well as any Kiora Know-How necessary for the Licensed Products' Manufacturing provided that such disclosure request does not require Kiora to incur any additional cost for Kiora. In the event that Kiora would incur additional costs, the disclosure will be subject to prior confirmation by TOI that it will cover the relevant additional costs. As part of the disclosure, Kiora shall provide technical assistance as necessary for said knowledge transfer. (b) Decision to disclose the CMC Know-How in whole or in part as part of the TOI Development activities in respect of the Manufacturing of the Licensed Product to a TOI CMO may be taken by TOI at any time during the Agreement. 7. Commercialization 7.1 Commercialization Responsibility TOI has the exclusive right, at its own cost and expense and using Commercially Reasonable Efforts over all Commercialization activities for the Licensed Product in the Field and in the Territory.

17 7.2 Commercialization Plan [***]months in advance of the anticipated First Commercial Sale of a Licensed Product anywhere in the Territory TOI will deliver to Kiora a plan setting forth sufficient details to have a comprehensive overview of the planned activities for Commercialization of the Licensed Product(s) in the Field throughout the Territory (the "Commercialization Plan"). For the sake of clarity, Commercialization Plan is communicated to Kiora for information purpose only. TOI will not be in breach of its obligation to use Commercially Reasonable Efforts to Commercialize the Licensed Product in the Field and in the Territory solely by virtue of failing to comply with the Commercialization Plan. 7.3 Promotional Materials TOI has the exclusive right and sole responsibility, at its own cost and expense, for the preparation and the development of promotional materials (the "Promotional Materials") for use in Commercializing the Licensed Product in the Field in the Territory. TOI shall have all rights, titles and interests in the Promotional Materials and shall be solely responsible, at its own cost and expense, for filing, prosecuting, maintaining and defending the Promotional Materials. Notwithstanding any assistance or content provided by Kiora for the Promotional Materials, TOI shall be solely responsible for any and all liability arising from the development, creation, distribution or use of the Promotional Materials. 7.4 Licensed Product Trademark (a) TOI has the exclusive right and discretion to choose and file any trademark to use in relation to the Licensed Product in the Territory (the "Licensed Product Trademark"). TOI shall solely own all rights in the Licensed Product Trademark in the Territory and shall register, maintain and extend the products and services of the Licensed Product Trademark in the countries and regions in the Territory that it determines reasonably necessary, at TOI's costs and expense. TOI shall be solely responsible, at its own cost and expense, for filing, prosecuting, maintaining and defending the Licensed Product Trademark. (b) Kiora shall not use the Licensed Product Trademark in its company name, trade name, domain name or e-mail address. More broadly, Kiora shall do nothing that may, due to an action or omission by it, may reasonably be expected to compromise the validity of the Licensed Product Trademark, affect its value or harm its distinctive strength. Notwithstanding the foregoing, Kiora may use any Licensed Product Trademark as necessary to comply with Laws and as part of its typical course of business in identifying TOI as a licensee of the Licensed Technology and the Development, Manufacture and Commercialization of the Licensed Product. 8. Payments 8.1 Licensed Technology Access Fee TOI agrees to pay to Kiora a one time and non-refundable fee and partial R&D Cost Refund ("Licensed Technology Access Fee") of [***] sixteen million dollars $16M. The Licensed Technology Fee shall be due and payable within [***] ([***]) Business Days of the date of invoice’s receipt from Kiora and following the Effective Date.

18 8.2 Development and Regulatory Milestone Payments In addition to the Licensed Technology Access Fee, TOI shall, subject to achievement of the applicable milestone in respect to the Development of the Licensed Product, make the following payments to Kiora in consideration of the rights and licenses granted to TOI under this Agreement: (a) Development Milestones [***] [***] ([***]) (b) Regulatory Milestones [***] [***] ([***]) [***] [***]) 8.3 Sales Milestones (a) [***] (b) Within [***] ([***]) Business Days following the end of each[***], TOI shall provide Kiora with [***]Net Sales Report and any other information reasonably requested by Kiora for the purpose of calculating Sales Milestone Payment due under this Agreement. (c) Each Sales Milestone Payment shall be payable only once by TOI during the Term. The Sales Milestone Payments shall be due and payable withing [***] ([***]) Business Days of the date of invoice’s receipt from Kiora. (d) [***] [***][***][***][***] [***][***] 8.4 Royalty Payments (a) Royalty Rate In addition to the payments specified in Sections 8.1, 8.2 and 8.3, and in consideration of the rights and licenses granted to TOI under this Agreement, TOI shall pay to Kiora the following royalties based on the specific royalty rates (“Royalty Rate”) applied to Net

19 Sales generated by the Licensed Product in the Field and in the Territory in each Calendar Year during the Term (each, a "Royalty Payment"): Part of Total Annual Net Sales in USD Royalty Rate [***] [***]% [***] [***]% [***] [***]% [***] [***]% [***] [***]% (b) Royalty Term TOI's obligation to make Royalty Payments to Kiora shall expire, on a Licensed Product- by-Licensed Product and country-by-country basis, upon the last to occur of: (a) the expiration of the last Valid Claim covering a Licensed Product in such country, (b) the expiration of a commercial exclusivity for Orphan Drug Designation (ODD) in such country or (c) [***] ([***]) years after the First Commercial Sale of the first Licensed Product in such country (with respect to each country, the "Royalty Term"). After expiration of the Royalty Term in a country, the Licensed Rights granted by Kiora to TOI under Section 2.1 in such country shall automatically become a non-exclusive, royalty-free, sublicensable license to Commercialize the relevant Licensed Product(s) in said country. Subsequently, Kiora will no longer claim the payment of Royalty Payments in such country and TOI will no longer claim an exclusive right to Commercialize the relevant Licensed Product(s) in such country. (c) Royalty Payment Timing. Royalty Reports. (i) TOI shall keep full, true and accurate records and books of account containing all particulars that may be necessary for the purpose of confirming the accuracy of, and calculating, as applicable, all Royalty Payments and other amounts payable to Kiora (including records of Net Sales in each country in the Territory) and any other records reasonably required to be maintained with respect to TOI's obligations under this Agreement, in each case for a minimum period of [***] ([***] years after the date of the payment to which such records pertain. (ii) Within [***] ([***]) Business Days following the end of each [***], TOI shall provide Kiora with a [***] Net Sales Report and any other information reasonably requested by Kiora for the purpose of verifying the Royalty Payment due under this Agreement. Any Royalty Payment due to Kiora will be paid within [***] ([***]) Business Days following the date of TOI's receipt of the relevant invoice from Kiora. - [***] [***] ([***]) [***] [***] [***] [***] [***] [***]

20 - [***] ([***]) [***] [***] [***] [***] [***]Royalty Rate Reduction (d) Royalty Rate Reduction for no Valid Claim If TOI Commercializes a Licensed Product in a country where there is no Valid Claim, then the Royalty Rate applicable on the Net Sales generated in such country (as per the second column of the table in Section 8.4) shall be reduced by [***]percent ([***]%) from the point in time onwards that there are no Valid Claims. (e) Royalty Payment Reduction for Third Party Payments If TOI enters into a Third Party License Agreement in a country that is required for the Licensed Product's Commercialization, then [***]percent ([***]%) of the amounts due by TOI (or its Sublicensees if the case applies) to the Third Party under such Third Party License Agreement on account of being granted the freedom to operate in such country ("Third Party Payment") shall be deducted by TOI from the Royalty Payment amount due to Kiora under the Agreement, such deduction being applicable for the same Calendar Year as the Third Party Payment is due by TOI to the Third Party and for the duration of the Third Party License Agreement; provided however, that the total amount of deductions due on account of Third Party License Agreements shall not exceed [***]percent ([***]%) or more of the amount that would otherwise have been due to Kiora in respect of Royalty Payments for Licensed Product in the relevant country before applying such deduction. TOI shall provide Kiora with a written statement within [***] ([***]) days of the execution of any Third Party License Agreement, setting out what Third Party Payments TOI is required to make under the relevant Third Party License Agreement in order for Kiora to be able to calculate the deductions from the Royalty Rate made by TOI pursuant to this sub-section. In case financial conditions related to said Third Party Agreement include significant other payment such as upfront and/or milestone payments to be paid by TOI to said Third Party, the reduction of payment applying to royalties as described above will also apply to said other payments, the term “significant” meaning amounts due to said Third Party exceeding [***]% of amounts due to Kiora. (f) Royalty Rate Reduction for Generic Products In the case one or several Generic Products are sold by Third Parties at any time during the Royalty Term in any country of the Territory where there is no Valid Claim and if TOI can demonstrate with the support of research performed by an independent firm specialising in market studies that: such Generic Products constitutes [***]percent ([***]%) or more of the sales in the Field for the same indication(s) as the Licensed Product in said country then Net Sales of the relevant Licensed Product will no longer be subject to any Royalty Payment in such country. 8.5 Kiora Bank Account All payments due to Kiora under this Agreement shall be made by wire transfer to the bank account designated below (as such may be updated by Kiora upon written notice to TOI): [***] 8.6 Taxes If applicable Laws require withholding by TOI of any taxes imposed upon Kiora on account of any royalties and other payments paid under this Agreement, TOI shall deduct such taxes as required

21 by local law from any such remittable royalty and other payment and TOI shall pay any taxes deducted to the proper tax authorities on account of Kiora. Official receipts of payment of any retained and submitted local withholding tax shall be secured and sent by TOI to Kiora as evidence of such payment only on Kiora request. The Parties shall cooperate and use their best efforts to ensure that any withholding taxes imposed on Kiora are reduced as far as possible under the provisions of any relevant double tax treaty. Withholding taxes retained by TOI and paid to the proper French/local tax authorities as well as a possible refund of retained and paid local withholding taxes from the French tax authorities in favor of Kiora are paid in French currency (Local currency/EUR). Any effect by currency conversion is benefit or burden of Kiora as tax-payer and are not refundable or taken by TOI. All payments due pursuant to the terms of this Agreement are expressed to be exclusive of value added tax (VAT) or similar indirect taxes (e.g. goods and service tax). VAT/indirect taxes shall be added to any payments due (as applicable) and shall be paid in addition to any amount invoiced. Without limiting the generality of the foregoing, TOI will provide Kiora with an official tax certificate or other evidence of tax obligation together with proof of payment from the relevant governmental authority sufficient to enable Kiora to claim such payment of taxes. Each Party is responsible to comply with applicable Tax Laws. 8.7 Late Payments If Kiora does not receive payment of any sum due to it under this Agreement on or before the due date, interest shall thereafter accrue on the sum due to Kiora from the due date until the date of payment, such interest to be calculated at a rate equal to the lesser of (a) [***]percent ([***]%) per month; and (b) the highest rate permitted by applicable Laws. 8.8 Reporting All financial reporting hereunder shall be, if applicable, made on the basis of GAAP (or successor standards and guidelines thereto) or the accounting standards applicable to TOI's audited consolidated financial statements. 8.9 Currency; Exchange Rate All payments to Kiora under this Agreement shall be made in USA Dollars. Any currency conversion shall be made in accordance with the Approved Exchange Rate on the date that Kiora issues its invoice (the "Relevant Date"). TOI agrees to bear all costs and expenses of currency conversion applicable to all amounts payable to Kiora under this Agreement. "Approved Exchange Rate" for the purpose of this Section means the Euros to Dollars foreign exchange rate quoted for the Business Day immediately preceding the Relevant Date as published by the European Central Bank (ECB) on the Relevant Date. If the European Central Bank (ECB) has not published a rate on the Relevant Date, then the Approved Exchange Rate shall be the last rate quoted by the European Central Bank (ECB) prior to the Relevant Date. 8.10 No right to set-off All amounts due under this Agreement from TOI to Kiora shall be paid in full without any set-off, counterclaim, deduction or withholding (other than any deduction or withholding of tax as required by applicable Law). 8.11 [***]

22 (a) [***] [***] ([***]xY%) [***] ([***] (b) , (c) ; (d) [***] ([***]) 9. Intellectual Property Rights 9.1 Independently Developed Intellectual Property All Patents, Know-How and other intellectual property first invented by a Party outside of the course of activities performed under this Agreement shall, as between the Parties, be deemed owned by such controlling Party. 9.2 Background IP Subject to the rights and licenses expressly granted under this Agreement, as between the Parties, Kiora shall retain all right, title and interest in and to the Kiora Background IP (including all rights to prosecute, enforce and defend the Kiora Background IP) and TOI shall retain all right, title and interest in and to the TOI Background IP (including all rights to prosecute, enforce and defend the TOI Background IP). 9.3 Ownership of Foreground IP Subject to the rights and licenses expressly granted under this Agreement, as between the Parties, Kiora shall solely own all right, title and interest in and to Kiora Foreground IP and TOI shall solely own all right, title and interest in and to TOI Foreground IP. 9.4 Filing, Prosecution and Maintenance of Kiora Background IP and Kiora Foreground IP [***] Kiora shall file, prosecute and maintain any existing registrations of Kiora Patents as at the Effective Date and shall ensure that Kiora [***]files, prosecutes and maintains any existing registrations of Kiora Patents as of the Effective Date (as applicable) at Kiora’s own cost and expense in the Field and in the Territory during the Term. (a) Any filing of new patent applications in the Field and in the Territory in respect of Kiora Background IP and Kiora Foreground IP shall be at the sole discretion and cost of Kiora, but Kiora shall consult with TOI whether or not to file any new patent applications prior to its decision. (b) Any filing of new patent applications outside the Field and in the Territory or in the Field and outside the Territory in respect of Kiora Background IP and Kiora Foreground IP shall be at the sole discretion and cost and expense of Kiora. (c) Kiora shall deliver to TOI on an ongoing basis reasonable information as to the status of the filing, prosecution, maintenance and defense of any Kiora Patents and patent applications in the Field and in the Territory for information and cooperation purpose. (d) Notwithstanding any of the foregoing, Kiora shall have final control over any filing, prosecution, maintenance and defense efforts of Kiora Patents and patent applications in the Field and in the Territory, provided that Kiora shall take into account any reasonable comments made by TOI and provided further that Kiora shall use its Commercially Reasonable Efforts to file, prosecute maintain and defend the Kiora Background IP and

23 Kiora Foreground IP any Kiora Patents and patent applications in the Territory and in the Field. [***]. 9.5 Filing, Prosecution, Maintenance and Defense of TOI Background IP and TOI Foreground IP TOI shall have sole discretion and authority, at its own cost and expense, with respect to filing, prosecuting, maintaining and defending TOI Background IP and TOI Foreground IP and related improvements in the Field and in the Territory. TOI will grant, and hereby grants, Kiora a non- exclusive, royalty-free, non-transferable (subject to Section 18.1), fully-paid, perpetual, sublicensable licence to TOI Technology for the purpose of the Development, registration, Manufacturing and Commercialization of the Licensed Product in the Field and outside the Territory, and/or outside the Field in and outside the Territory. Any cost of any nature related to the protection of, transfer to or use by Kiora of TOI Background IP and/or TOI Foreground IP for said exploitation by Kiora in the Field outside the Territory or outside the Field in and outside the Territory will be borne by Kiora. 9.6 Cooperation in Respect of Patent Prosecution Each Party shall, at its own cost and expense, provide the other Party all reasonable assistance and cooperation in any Patent prosecution efforts in respect of the Kiora Patents and the TOI Patents (as the case may be), including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. Such cooperation may further include coordinating filing or prosecution of applications to avoid potential issues during prosecution (including novelty, enablement, estoppel, double-patenting and execution of amendments), and the assistance of each Party's relevant personnel. Without limiting the foregoing, each Party shall ensure that each of its employees, agents, and independent contractors (including subcontractors) and those of its licensees (including Sublicensees) performing collaboration activities, before commencing such activities, are bound by written assignment and confidentiality obligations in respect of any inventions, including to: (a) promptly report any invention, discovery, or other intellectual property right invented, created, conceived, developed, or otherwise made by such employee, agent, or independent contractor; (b) assign to the relevant Party all of their right, title, and interest in and to any such invention, discovery, or other intellectual property right by way of present assignment of future rights; (c) cooperate in the preparation, filing, prosecution, maintenance, and enforcement of any Patent covering any such invention; and (d) perform all acts and execute, acknowledge, and deliver any and all documents, required for effecting the obligations and purposes of this Section 9.6. 9.7 Third Party Infringement of the Kiora Background IP and Kiora Foreground IP [***] (a) TOI shall immediately notify Kiora in writing, giving full particulars, if any of the following matters come to its attention: (i) any actual, suspected or threatened infringement of the Kiora Patent; (ii) any actual or threatened claim that any of the Kiora Patent are invalid;

24 (iii) any actual or threatened opposition to any of the existing Kiora Patents or any new Patents and patent applications filed by Kiora [***]; (iv) any claim made or threatened that exploitation of any of the Kiora Patent infringes the rights of any Third Party; (v) any person applies for, or is granted, a Patent by reason of which that person may be, or has been, granted rights that conflict with any of the rights granted to TOI under this Agreement; (vi) any application is made for a compulsory licence under any Kiora Patent; or (vii) any other form of attack, charge or claim to which the Kiora Patent may be subject. (b) In respect of any of the matters listed in Section 9.7(a): (i) Kiora shall, in its absolute discretion as between Kiora and TOI, decide what action, if any, to take; (ii) if Kiora decides, in its absolute discretion, to institute proceedings, it may do so in its name alone or in the name of Kiora and TOI; (iii) as between Kiora and TOI, Kiora shall have exclusive control over, and conduct of, all claims and proceedings; (iv) TOI shall not make any admissions other than to Kiora and shall provide Kiora with all assistance that it may reasonably require in the conduct of any claims or proceedings; (v) Kiora shall bear the cost of any proceedings. (c) Kiora shall not settle any claim, suit or action brought in respect of the infringement of the Kiora Patent by a Third Party that would, in Kiora's reasonable judgment have the effect of diminishing any rights or licenses granted to TOI under this Agreement, and includes a full and unconditional release from all liability on behalf of TOI, without obtaining prior written consent of TOI, which consent shall not be unreasonably withheld, conditioned or delayed. (d) If Kiora fails to initiate litigation or take steps to abate such infringement with respect to the matters listed in Section 9.7(a) within [***] ([***]) days after a written request by TOI to do so, TOI, in its discretion, may undertake such action as it deems necessary to enforce the Kiora Patents in the Territory, at TOI’s expense, [***] 9.8 Allocation of Monetary Damages If either Party recovers monetary damages from any Third Party in a suit or action or in a settlement against a Third Party ("Award") involving the Kiora Patent [***]or TOI Background or TOI

25 Foreground IP, any Award paid by a Third Party as a result of any infringement action (whether by way of settlement or otherwise) shall be applied: [***] 9.9 Infringement of Third Party rights 9.10 [***][***][***][***][***]License Registration Kiora agrees that TOI may, if applicable, register the Agreement with the Patent authorities in any countries forming part of the Territory. TOI shall, at its sole cost and expense, prepare and deliver to Kiora such instruments and other documents reasonably necessary and in proper form for such registration. Kiora undertakes to provide to TOI any reasonable assistance to complete such registration. The Parties shall mutually agree the form of documents to be used for such purpose and shall cooperate to preserve the confidentiality of this Agreement to the extent permitted under applicable Laws in the relevant country. Kiora shall execute and return to TOI any instruments and documents required for the registration within [***] ([***]) Business Days from their receipt. 10. Representations and Warranties 10.1 The Parties Representations and Warranties (a) Each Party hereby represents and warrants to the other Party that, as of the Effective Date: (i) it is a corporation or other entity duly organized and subsisting under the applicable Laws of its jurisdiction of incorporation or organization; (ii) it has full power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement; (iii) it has the power, authority and legal right, and is free to, enter into and perform its obligations under this Agreement and, in so doing, will not violate or conflict with (i) any other agreement to which such Party is a party as of the Effective Date; or (ii) any instrument or binding understanding, oral or written, to which such Party is a party or by which it is otherwise bound; (iv) this Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid, and binding obligation of such Party and is enforceable against it in accordance with its terms; (v) it has taken all corporate action necessary to authorize the execution and delivery of this Agreement; (vi) Except in respect of Regulatory Approvals for the Licensed Product or as otherwise described in this Agreement, it has obtained all necessary consents, approvals, and authorizations of all Regulatory Authorities and other Third Parties required to be obtained by it in connection with the execution and delivery of this Agreement and the performance of its obligations hereunder; (vii) Neither it nor its Affiliates or their respective officers or executive employees, have, during the period of [***] ([***]) years prior to the Effective Date: (A) as far as such Party is aware, been Debarred (as defined below) or are subject to Debarment or, convicted of a crime for which a Person could be Debarred before a Regulatory Authority under applicable Laws; or

26 (B) as far as such Party is aware, ever been under indictment for a crime for which a Person could be Debarred under such Laws. "Debarred" shall mean a Person has been debarred pursuant to Section 306 of the FD&C Act (or similar Law outside of the U.S.), or is the subject of a conviction described in such section and "Debarment" shall have a corresponding meaning. Either Party shall inform the other Party in writing immediately if it or any Person who is performing services for it hereunder is Debarred or is the subject of a conviction described in Section 306 of the FD&C Act (or similar Law outside of the U.S.), or if any action, suit, claim, investigation or legal administrative proceeding is pending or, to such Party's knowledge, is threatened, relating to the Debarment of it or any Person used in any capacity by it in connection with the performance of its obligations under this Agreement. (viii) The execution and delivery of this Agreement and the performance of its obligations hereunder: (A) do not conflict with or violate any provision of its articles of incorporation, bylaws, limited partnership agreement, or any similar instrument as applicable, in any material way, and (B) do not conflict with, violate, or breach or constitute a default or require any consent under any contractual obligation or court or administrative order by which it is bound. (ix) it will accurately maintain books and records and internal controls with respect to dealings, payments and transactions related to the Agreement. Each Party shall have in place an adequate system of internal financial controls with respect to its activities and transactions related to the Agreement. (b) Each Party represents that it has reviewed and understands the applicable Laws regarding anti-bribery or anticorruption, and each Party represents, warrants and undertakes that it will abide by the provisions thereof with respect to the Agreement and the Licensed Product. 10.2 Kiora's Representations and Warranties Kiora hereby represents and warrants to TOI that, as of the Effective Date: (i) The Licensed Technology is Controlled by Kiora. Each Kiora Patent listed in Exhibit IP has been filed in good faith, without harming any inventor's rights, has been prosecuted and maintained in a manner consistent with standard practice, in each case in each applicable jurisdiction in which such Kiora Patents have been filed, and as far as Kiora is aware any applicable fees and inventorship related payments (to the extent such fees have come due) have been paid on or before the due date for payment. Kiora has taken all reasonable steps to protect the Kiora Know-How and, notably, has implemented all confidentiality frameworks and obligations necessary to preserve the secret nature of the Kiora Know-How which is not the subject-matter of a Kiora Patent using the same level of care as it exercises in protecting its other Know-How. (ii) Neither Kiora nor any of its Affiliates has granted any right or license, or agreed to grant any right or license, to any Third Party relating to any of the intellectual property rights that are licensed by Kiora or any of its Affiliates to TOI pursuant

27 to this Agreement that conflict with, or limit the scope of, any of the rights or licenses granted to TOI pursuant to this Agreement. (iii) As far as Kiora is aware, there is no pending claim, suit, action, demand or other proceeding brought or made by a Third Party against Kiora or any of its Affiliates: (A) challenging the inventorship, validity or enforceability of any of the Licensed Technology in the Territory and in the Field, or (B) seeking to subject any of the Kiora Patents to interference, re- examination, reissue, revocation, opposition, appeal or other administrative proceedings. 10.3 TOI's Representation and Warranties TOI represents and warrants that it is familiar with the provisions of the U.S. Foreign Corrupt Practices Act (“FCPA”); covenants that it will abide by the provisions thereof with the respect to the Licensed Product’ Commercialization in the field and in the Territory. 11. Certain Covenants Each Party hereby covenants throughout the Term as set forth below: (a) All of such Party’s and its Affiliates’ employee’s and contractors working under this Agreement will be under the obligation to assign to such Party or such Party’s Affiliate, as applicable, in each case as the sole owner, all rights, titles and interests in and to their Inventions and discoveries arising in the performance of such work, whether or not patentable, either immediately upon invention or, if applicable Law so provides, upon disclosure to and demand made by such Party or such Party’s Affiliates; provided, however, that for employees based jurisdiction where a prior obligation to assign is not permitted, the obligation under this paragraph will be deemed satisfied if (i) each such employee is obligated to notify his employer of such Inventions and (ii) the employer has an established program for receiving such notifications and timely claiming ownership of or exclusive rights to such Inventions after notification. All compensations, salaries or fair prices shall be paid by such Party’s and its Affiliate’s to the employees. (b) Each Party will not, and will cause its Affiliates not to, employ or use any contractor that employs any individual or entity (i) that has been Debarred by a Regulatory Authority under applicable Laws or convicted of a crime for which such Person could be so Debarred, or (ii) that is the subject of a Debarment investigation or proceeding of a Regulatory Authority under applicable Laws, in each case of sections (i) and (ii), in the conduct of such Party’s or its Affiliates’ activities under this Agreement. If during the Term, a Party has reason to believe that actions or omissions have occurred that will cause such Party to breach the covenant in the immediately preceding sentence, then such Party promptly shall notify the other Party of same in writing. (c) Such Party shall not, and shall cause its Affiliates not to, enter into any agreement or other arrangement with a Third Party that conflicts with the rights granted to the other Party under this Agreement. 12. Confidentiality - Scientific Publications 12.1 Confidentiality

28 (a) During the Term of the Agreement, Recipient: (i) subject to sub-sections (iii) and (iv) below, shall hold in strict confidence any and all Confidential Information disclosed to it by Discloser and shall not use, nor disclose or supply to any Third Party, nor permit any Third Party, to have access to Discloser’s Confidential Information, without first obtaining the written consent of Discloser, other than Recipient’s employees and agents who have a need to know in connection with the performance of its obligations and exercise of its rights under this Agreement that are apprised of the confidential nature of the Confidential Information and are bound by obligations with respect to such Confidential Information substantially similar to those set forth in this Agreement; (ii) shall take all reasonable precautions necessary or prudent to prevent material in its possession or control that contains or refers to Discloser’s Confidential Information from being destroyed or lost, or discovered, received, used, intercepted or copied by any third party; and (iii) may disclose Discloser’s Confidential Information to its Affiliates, actual and potential Sublicensees and actual and potential collaborators, in each case solely to the extent reasonably necessary for the purpose of the performance of Recipient’s obligations and exercise of Recipient’s rights under this Agreement, provided in each case that such Affiliates, actual and potential Sublicensees and actual and potential collaborators are bound by terms and conditions of confidentiality no less protective than the terms and conditions that bind Recipient hereunder; provided, however, that the duration of such terms and conditions of confidentiality for such recipients shall be no less than five (5) years. (b) For the avoidance of doubt, it is understood that Recipient shall be liable for any breach of the confidentiality obligation under this Section 12.1 by any Person to whom Recipient discloses or otherwise provides access to the Discloser’s Confidential Information. (c) The obligations of confidentiality and non-use under this Section 12.1 shall not apply to, and Recipient shall have no further obligations under this Section 12.1 with respect to, any of Discloser Confidential Information, to the extent that Recipient can demonstrate that such disclosure of Confidential Information: (i) is or becomes part of the public domain without breach by Recipient of this Agreement; (ii) was rightfully in Recipient’s possession before disclosure by Discloser to Recipient and was not acquired directly or indirectly from Discloser, as documented by Recipient’s written records; (iii) is obtained from a Third Party with no applicable obligation of confidentiality to Discloser, and such Third Party has a right to disclose such Confidential Information to Recipient; (iv) is developed independently by Recipient without use of or reference to Discloser’s Confidential Information, as evidenced by Recipient’s written records; (v) is required to be revealed in response to a court decision or administrative order, or to otherwise comply with applicable Law, applicable rules of any recognized stock exchange or quotation system or applicable rules or requirements of the

29 SEC or other governmental authority or Regulatory Authority, provided, that in each such case Recipient shall, if legally permissible, inform Discloser immediately by written notice and cooperate with Discloser using its Commercially Reasonable Efforts either to seek protective measures for such Discloser Confidential Information, or to seek confidential treatment of such Discloser Confidential Information, and in any case Recipient shall disclose only such portion of the Discloser Confidential Information which is so required to be disclosed; (vi) any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of Recipient unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of Recipient. (d) Nothing herein shall prevent Recipient from disclosing any Discloser Confidential Information to the extent that such Discloser Confidential Information is required to be used or disclosed for the purposes of seeking or obtaining approvals for the Licensed Product from Regulatory Authorities, including Regulatory Approvals, or seeking or maintaining Patent protection for inventions it owns or has responsibility for prosecuting under Section 9. 12.2 Scientific Publication (a) The Parties acknowledge that each Party may have a legitimate interest in publishing in a journal, paper, magazine, present at professional meetings or make similar disclosures of information specifically related to the Licensed Product in the Field (the “Scientific Publication”). Such Scientific Publications shall comply with widely accepted scientific standards. (b) Any draft Scientific Publication intended to be submitted for publication in accordance with the agreed Publication Plan by one of the Parties hereto shall first be sent to the other Party, (i) at least [***] ([***]) Business Days in advance of the submission for publication where the Scientific Publication is an article for a peer reviewed journal; and (ii) at least [***] ([***]) days in advance of the submission for publication where the Scientific Publication is an abstract or a presentation. (c) The other Party shall review and provide comments within (i) [***] ([***]) Business Days of receipt of the draft Scientific Publication, where the draft Scientific Publication in question is an article for a peer reviewed journal; and (ii) [***] ([***]) Business Days of receipt of the draft Scientific Publication, where the draft Scientific Publication in question is an abstract or presentation and shall have the right to object in order to preserve: (i) its intellectual property rights by delaying such publication, (ii) its Confidential Information; and/or (iii) its general communication strategy. In the event that a Party makes such an objection, the Parties shall negotiate amendments acceptable to both Parties and agree a revised timing for the publication. (d) The Party responsible for the Scientific Publication shall

30 (i) refrain from making any presentation or publication until the Parties have filed Patent application(s), or otherwise ensured protection of the results contained in the proposed presentation or publication; and (ii) remove any Confidential Information of the other Party from the proposed presentation or publication. (e) The other Parties shall use Commercially Reasonable Efforts to file said Patent application(s) or seek such protection within a period of [***] ([***]) Business Days from the date of the objection. (f) Each Party’s contribution shall be acknowledged in any publication by co-authorship or acknowledgment, whichever is appropriate in accordance with customary scientific practice. In case of joint publications, the citation order and respective functions of the authors (e.g., first author, last author, corresponding author) shall be determined in good faith by the Parties, in accordance with the rules applicable in the scientific community. Once approval has been granted for a particular disclosure, such disclosed information may be subsequently disclosed without requiring additional approval for each instance of disclosure, unless the recipients of the disclosure are different. (g) For clarification, the aforementioned sections do not restrict the obligations of the Parties according to applicable Law to publish or otherwise disclose results of Clinical Trials. 12.3 Remedies Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at law or in equity, a temporary injunction, enjoining or restraining the other Party from any violation or threatened violation of this Section 12. 13. Press Releases – Publicity 13.1 Publicity Except as otherwise permitted under this Agreement or required under applicable Laws, no disclosure shall be made by either Party concerning the execution of this Agreement or the terms and conditions hereof without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding Section 12, each Party may issue a press release following the execution of the Agreement, subject to the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the foregoing, the Parties hereby approve of the press release attached hereto as Exhibit PR which shall be publicly released by the Parties within [***] ([***]) days of the Effective Date. 13.2 Disclosure of Agreement to Third Parties Notwithstanding Section 12, either Party may disclose to bona fide potential investors, lenders, acquirers, and to such Party’s consultants and advisors, the existence and terms of this Agreement to the extent necessary in connection with a proposed equity or debt financing of such Party, or a proposed acquisition or business merger, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of this Agreement and do not use such information for any purpose other than the evaluation of the applicable financing or acquisition.

31 13.3 Disclosures Required by Law Each Party agrees that it shall cooperate fully and in a timely manner with the other Party with respect to all disclosures required by a Governmental Authority, including requests for confidential treatment of Confidential Information of either Party included in any such disclosure. Notwithstanding any other provision of this Agreement, either Party may issue any public announcement or other disclosure that it is advised by legal counsel is required under applicable Laws. Without limiting the generality of the foregoing, each Party shall have the right to make any required disclosures in filings made to the SEC or similar requirements under GAAP or applicable Laws, provided, that such Party shall provide the other Party with proposed disclosures draft for review prior to disclosure and ensure that any such release will be limited in its disclosure only to information that is required for such disclosing Party to be in compliance with GAAP or applicable Laws. 14. Compliance 14.1 Anti-Corruption Laws (a) TOI and TOI’s Affiliates and its and their distributors and agents (“TOI Representatives”): (i) shall comply with all applicable Laws relating to anti-corruption, anti-kickback, prohibition against unlawful/improper inducement payments, including the U.S. Foreign Corrupt Practices Act (“Anti-Corruption Laws”), as well as all applicable Regulatory Approvals for the Licensed Product. TOI shall notify Kiora in writing immediately if any Third Party (including any Governmental Authority) alleges that any activities of TOI or any other TOI Representative in connection with this Agreement are not in compliance with Anti-Corruption Laws and shall be responsible to manage any Anti-Corruption investigation at its own cost and expenses. TOI shall report to Kiora promptly, but in no event later than two (2) Business Days after becoming aware of any allegation or investigation (and before reporting any such activity to any Governmental Authority) with respect to the alleged failure by any TOI Representative to comply with the requirements set forth herein or any reports provided pursuant to this Section 14.1(a)(i) and what action, if any, was taken by TOI as a result. Without limitation to the foregoing, TOI shall investigate any reports provided pursuant to this Section 14.1(a)(i) and promptly report the results of such investigation to Kiora.; and (ii) shall not, directly or indirectly, offer, give, pay, promise to pay, or authorize the payment of any bribes, kickbacks, influence payments, or other unlawful or improper inducements to any Person in whatever form (including, without limitation, gifts, travel, entertainment, contributions, or anything else of value) in order to obtain an improper advantage, cause the recipient to violate an official or lawful duty, reward the recipient for an improper advantage already given, or for any other improper purpose. 14.2 General Compliance Statement (a) Each Party agrees, that in connection with the Agreement and during the Term of the Agreement: (i) it shall not take any action including enter any partnership including any license agreement in relation with its activities that will or would reasonably be expected to (A) cause itself to be in violation of any applicable Laws or regulation including

32 Anti-Corruption Laws or Export Control laws; and/or (B) jeopardize, hinder, or prohibit the performance of the Agreement; (ii) it shall ensure that (A) all API Manufactured for the Development and the Commercialization of the Licensed Product in the Field in the Territory shall (1) be manufactured and supplied in accordance with, and shall meet, the specifications for the API, (2) be manufactured and supplied in compliance with all applicable Law, including cGMP and health, safety and environmental protections, and that (B) it will comply with all Applicable Laws to Clinical Trial including GCPs; (iii) It will co-operate with the other Party to ensure the safeguarding of any Clinical Trial patients and to comply with any pharmacovigilance regulatory obligations applicable to the Licensed Product in and outside the Territory. 15. Indemnification, Insurance and Limitation of Liability 15.1 By Kiora Kiora shall indemnify, defend and hold harmless TOI and its Affiliates, and its and their respective directors, officers, and employees (collectively, the “TOI Indemnitees”) from and against any and all losses, damages, penalties, fines, costs or expenses (including reasonable attorneys’ or accountants’ fees, and other reasonable expenses of litigation) (collectively, “Losses”) arising from any claim, suits, action, demand, lawsuit, arbitration, legal or administrative or regulatory proceeding, charge, complaint, investigation or judgment by a Third Party (other than a TOI Indemnitee but including any past or current employee of Kiora or a Co-Inventor) or Regulatory Authority (each, a “Third Party Claim”) against a TOI Indemnitee to the extent such Third Party Claims result from the gross negligence or wilful misconduct of Kiora or any of its Affiliates save where such Third Party Claim arises from a circumstance described in Section 15.2. 15.2 By TOI (a) TOI shall indemnify, defend and hold harmless Kiora and its Affiliates and its and their respective directors, officers, and employees (collectively, the “Kiora Indemnitees”) from and against any and all Losses arising from any Third Party Claim against a Kiora Indemnitee to the extent resulting from: (i) TOI’s breach of any representation, warranty, covenant, or obligation under this Agreement; (ii) the gross negligence or wilful misconduct of TOI or any of its Affiliates or Sublicensees, in connection with the performance by or on behalf of TOI of TOI’s obligations or exercise of TOI’s rights under this Agreement; or (iii) the Development, Manufacturing and/or Commercialization of the Licensed Product by TOI or its Affiliates or Sublicensees. save where such Third Party Claim arises from a circumstance described in Section 15.1. 15.3 [***]Procedure In the event of any Third Party Claim against any TOI Indemnitee or Kiora Indemnitee (each, an “Indemnitee”) for which indemnification is sought under this Section 15, the Indemnitee shall promptly notify the other Party (the “Indemnitor”) in writing of such Third Party Claim; provided that, failure to promptly notify the Indemnitor shall relieve the Indemnitor of any obligation to the

33 Indemnitee under this Section 15 solely to the extent that any delay is prejudicial to the Indemnitor’s ability to defend such action. 15.4 Settlement With respect to any Losses consisting of the payment of monetary damages in connection with a Third Party Claim, the Indemnitee shall the seek the prior written consent of the Indemnitor, before entering into any settlement or otherwise deal with such Loss, on such terms as the Indemnitor, in its reasonable discretion, deems appropriate (provided, however, that such terms shall include a complete and unconditional release of the Indemnitee from all liability with respect thereto), and the Indemnitor shall transfer to the Indemnitee all amounts which said Indemnitee agreed to pay prior to the time of the entry of judgment. 15.5 Cooperation If the Indemnitor chooses to defend or prosecute any Third-Party Claim, the Indemnitee will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third-Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnitor to, and reasonable retention by the Indemnitee of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnitor will reimburse the Indemnitee for all its reasonable out-of-pocket expenses incurred in connection with such cooperation. 15.6 Expenses of the Indemnitee Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnitee in connection with any Third Party Claim will be reimbursed on a Calendar [***] basis by the Indemnitor, without prejudice to the Indemnitor’s right to contest the Indemnitee’s right to indemnification and subject to refund in the event the Indemnitor is ultimately held not to be obligated to indemnify the Indemnitee. 15.7 Insurance (a) Each Party shall maintain, at its own cost and expense, a program of insurance or self- insurance against liability and other risks associated with its activities and obligations under this Agreement, including its (i) Clinical Trials, (ii) its Development activities, (iii) use, (iv) Manufacture, (v) Commercialization of the Licensed Product, and (vi) its indemnification obligations hereunder, in such amounts, subject to such deductibles, and on such terms as are customary for the activities to be conducted by it under this Agreement. (b) All insurance required by this Section 15.7 shall be maintained during the Term and each Party shall, from time to time, provide copies of certificates of such insurance to the other Party upon request. 15.8 Limitation of Liability: Exclusion of Damages: Disclaimer. (a) Except to the extent a Party is required to provide indemnification under this Section 15, and without limiting the liability of a Party for infringement or misappropriation of the intellectual property rights of the other Party or any of its Affiliates or for fraud or wilful misconduct or any other liability which cannot be limited or excluded by law, neither Party

34 shall be liable to the other party for special, indirect, incidental, punitive, or consequential damages (including damages resulting from loss of use, loss of profits, interruption or loss of business, diminution of value, or other economic loss) arising out of this Agreement or with respect to a Party’s performance or non-performance hereunder. (b) Except as expressly provided in this Agreement, neither Party provides any representations or warranties regarding any subject matter of this Agreement and each Party hereby disclaims all other representations and warranties, whether written or oral, express and implied, including regarding title, validity, patentability, enforceability of Patent rights, the implied warranties of merchantability, fitness for a particular purpose, and freedom from infringement of third party rights, and any warranties arising from a course of dealing, usage or trade practices. 16. Term – Termination 16.1 Term The Agreement shall become enforceable at the Effective Date and shall remain in effect, on a country-by-country basis and Licensed Product-by-Licensed Product basis, until the last to occur of: (i) 10 years from the First Commercial Sale of the relevant Licensed Product(s) in question in such country of the Territory not covered by a Kiora Patent; or (ii) the expiration of the last-to-expire Valid Claim in such country covered by a Kiora Patent; or (iii) [***] in such country not covered by a Kiora Patent. After the Term, the License granted in Section 2.1 will become a non-exclusive, royalty-free, fully paid-up, perpetual, irrevocable license for TOI under the Licensed Rights in the Field and in the Territory. 16.2 Early Termination by both Parties (a) [***] 16.3 Early Termination by TOI (a) [***] [***] ([***]) 16.4 Early Termination by Kiora [***] [***] ([***]) [***] 16.5 Effects of Termination (a) Effect of Termination by TOI for Kiora’s Uncured Material Breach, false representations or warranties [***] (a) Effect of Termination by Kiora for TOI’s payment default, false representations or Uncured Material Breach [***][***]Effect of Termination for any Reason (i) [***][***] ([***]) (b) Effect of Termination upon Insolvency Event. (i) [***]

35 (c) Survival On termination or expiry of this Agreement, the following provisions shall continue in full force and effect Sections [***]together with any other provision of this Agreement that expressly or by implication is intended to come into or continue in force on or after termination or expiry of this Agreement. (d) Other Remedies The expiry or termination of this Agreement shall be without prejudice to any rights or liabilities of either Party accrued at the date of termination or expiry, or which may accrue after termination or expiry in respect of any act or omission prior to termination or expiry (including any act or omission giving rise to termination). 17. Dispute Resolution and Governing Law 17.1 Governing Law Any dispute, claim or controversy arising under or related to this Agreement, including the construction, validity and performance of this Agreement, and any non-contractual obligations shall be governed by the substantive laws of England and Wales; provided, however, that any issue relating to the interpretation, construction, validity, enforceability or infringement of any registered intellectual property rights shall be determined in accordance with the intellectual property laws of the country (or countries) in which the relevant intellectual property right was issued. 17.2 Dispute Resolution Notwithstanding Section 17.1, in the event of any disputes, controversies or differences between the Parties, arising out of, in relation to, or in connection with this Agreement, including any alleged failure to perform, or breach, of this Agreement, or any issue relating to the validity, construction, interpretation, enforceability, breach, performance, application, or termination of this Agreement (a "Dispute"), then upon the written request of either Party, the Parties agree to meet and discuss in good faith an amicable resolution thereof, which good faith efforts include at least one in-person meeting between the Executives of each Party. If the Dispute is not resolved within thirty (30) days following the written request for amicable resolution, then either Party may then initiate arbitration under this Section 17.2 and the Dispute shall be finally resolved by arbitration under the arbitration rules of the International Chamber of Commerce ("ICC") in force at the date of this Agreement (the "Rules") (which Rules are deemed to be incorporated by reference into this Agreement). The following provisions shall apply, unless the Parties agree otherwise: (a) the number of arbitrators shall be three; (b) one arbitrator shall be appointed by or on behalf of each of the Parties; (c) the third arbitrator, who shall act as chairman of the tribunal, shall be chosen by the two arbitrators appointed by or on behalf of the Parties (if not chosen and nominated to the ICC for appointment within thirty (30) days of confirmation by the ICC of the later of the two party-appointed arbitrators to be confirmed, the third arbitrator shall be chosen by the ICC); (d) the seat, or legal place, of arbitration shall be London, England; (e) the language of the arbitration shall be English; (f) the arbitration award shall be final and binding on the Parties, and judgment upon the award may be entered by any court having jurisdiction thereof; and (g) except as may be required by applicable Laws, neither a Party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both Parties. Notwithstanding the foregoing, if a Party seeks injunctive relief pursuant to Section 12.3 such Party may bring such action in any court of competent jurisdiction pending final resolution of any claims related thereto pursuant to the dispute resolution procedure set forth this Section 17.2.

36 18. General Provisions 18.1 Assignment This Agreement is binding upon and will inure to the benefit of the Parties and their respective permitted assignees or successors in interest, including those that may succeed by assignment, transfer or otherwise to the ownership of the assets necessary to the conduct of the business to which this Agreement relates. This Agreement is personal to the Parties, which means that it may not be assigned or otherwise transferred by either Party, without the prior written consent of the other Party (not to be unreasonably withheld or delayed), except that: (a) Kiora may assign or otherwise transfer this Agreement to an Affiliate or in connection with a Change of Control, without the prior written consent of TOI; provided that Kiora shall provide TOI with written notice of such assignment promptly prior to the effective date of such assignment; and (b) TOI may assign or otherwise transfer the benefit of this Agreement to an Affiliate or in connection with a Change of Control, without the prior written consent of Kiora; provided that TOI shall provide Kiora with written notice of such assignment promptly prior to the effective date of such assignment. 18.2 Audits (a) Kiora [***]shall have a right to request an audit (“Audit”) of TOI, its Affiliates or Sublicensees (the “Audited Party”) during the Term and for a period covering not more than the preceding [***] ([***]) years, to confirm the accuracy of Sales Reports issued by TOI to Kiora and the amounts paid/payable hereunder. [***]Kiora [***]shall only have the right to request such Audit one time every Calendar Year. Upon the written request by Kiora [***]to TOI to conduct an Audit, Kiora [***]) shall have the right to engage an independent, accounting firm reasonably acceptable to TOI (“Accountants”) to perform such review on site exclusively of the relevant books of accounts and other records of the Audited Parties as is reasonably necessary to enable the Accountants to calculate or otherwise confirm the accuracy of relevant Net Sales Report for such Calendar Year(s) (or parts thereof) and the amounts paid/payable hereunder as requested by Kiora [***] . Such Accountants shall: (i) be given access to, and shall be permitted to examine and copy such books of accounts and records of the Audited Party upon [***]Business Days’ prior written notice to the Audited Party, and during normal business hours; (ii) prior to any such examination taking place, enter into a confidentiality agreement with the Audited Party reasonably acceptable to the Audited Party in order to keep all information and data contained in such books or accounts and records strictly confidential and shall not disclose such information or copies of such books and records to any Third Party, but shall use the same strictly for the purpose of the reviewing and confirming the Net Sales figures contained in the Sales Reports and the calculations of the payments due to Kiora; and (iii) use reasonable efforts to minimize any disruption to the Audited Party’s business. The accountants shall deliver a copy of their findings to each of the Parties within [***] ([***]) Business Days of the completion of the review, and, in the absence of fraud or manifest error, the findings of such accountant shall be final and binding on each of the Parties.

37 (b) Any underpayments by TOI of any amounts due shall be paid to Kiora within [***] (20[***]Business Days of notification of the results of such review and inspection by the Accountants, along with all interest due pursuant to Section 8.8. Any overpayments made by TOI shall be refunded by Kiora within [***] ([***]) Business Days of notification of the results of such review and inspection by the Accountants. The cost of the Audit shall be the responsibility of Kiora [***]unless the Accountants’ calculation shows an underpayment of TOI by more than [***] dollar ($[***]), in which case the cost of the Audit shall be the responsibility of TOI and TOI shall reimburse Kiora [***] for any costs incurred by [***]) for the Audit. (c) TOI shall have the right to audit Development costs incurred by Kiora in relation to Kiora Development Activities subject to the same audit process and conditions set out in this Section 18.2. 18.3 No Implied Waiver No waiver of any default hereunder by either Party or any failure to enforce, or delay in enforcing, any rights hereunder shall be deemed to constitute a waiver of any subsequent default with respect to the same or any other provision hereof. Any waiver of any right or remedy shall only be effective if it is made in writing, expressly states that it is a waiver of the relevant right or remedy and is duly executed by or on behalf of the relevant Party by an authorised representative. 18.4 Notices (a) Any notice or other communication given by one Party to the other Party under this Agreement must be in writing and shall be (a) delivered personally; or (b) sent by registered or certified mail, return receipt requested, reputable overnight business courier or email, in each case properly addressed to the receiving Party as set forth below. The effective date of any notice or other communication given hereunder shall be the actual date of receipt by the receiving Party, except that where such notice or other communication is received on a day which is not a Local Business Day, or after 5pm (local time at the place of receipt) on any day, will be treated as having been given at 9am on the next Local Business Day (and for this purpose "Local Business Day” means a day (other than a Saturday or Sunday) on which banks are open for non-automated general business at the place of receipt). If to Kiora: [***]If to TOI: [***]Any Party may change its notification address by giving notice to the other Party in the manner herein provided. 18.5 Severability If any term or provision of this Agreement is held to be invalid or unenforceable under applicable Laws, such term or provision shall be invalid and ineffective only to the extent of such invalidity or unenforceability, without invalidating or making unenforceable the remainder of this Agreement. In the event of such invalidity or unenforceability, the Parties shall use reasonable efforts to seek and agree on an alternative valid and enforceable provision that preserves the original purpose and intent of the Agreement.

38 18.6 Entire Agreement This Agreement constitutes the entire agreement between the Parties and shall cancel and supersede any and all prior and contemporaneous negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the Confidentiality Agreement and that certain non-binding term sheet exchanged by the Parties prior to the Effective Date. 18.7 Amendment Any amendment or modification to this Agreement shall only be made in writing and shall only be valid when signed by an authorized representative of each Party. 18.8 Counterparts This Agreement may be executed in more than one counterpart (including by electronic transmission), each of which shall be deemed an original, but all of such counterparts taken together shall constitute one and the same agreement. 18.9 Agency Neither Party is, nor shall be deemed to be, an employee, agent, co-venturer, or legal representative of the other Party for any purpose. Neither Party shall be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor shall either Party be entitled to pledge the credit of the other Party in any way or hold itself out as having the authority to do so. 18.10 Further Actions Each Party agrees to execute, acknowledge, and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purpose and intent of this Agreement. 18.11 Compliance with Laws Each Party will comply with all applicable Laws in performing its obligations and exercising its rights hereunder, including all applicable Laws relating to the export, re-export or other transfer of any Know-How transferred pursuant to this Agreement. 18.12 Force Majeure. (a) No failure or delay by either Party in the performance of any obligation hereunder (other than any obligation to make a payment to the other Party) shall be deemed a breach of this Agreement nor create any liability for any damages, increased costs or losses which the other Party may sustain by reason of such failure or delay of performance, if the same arises from any event beyond that Party's reasonable control (hereinafter "Force Majeure"). Force Majeure events include earthquakes, storms, floods, fires, other acts of nature, epidemics, pandemics, wars, riots, hostility, public disturbance, cessation of transport, acts of public enemies, prohibitions or acts by a Governmental Authority or public agency, work stoppage; provided, however, that the Party affected by the Force Majeure shall: (i) without undue delay, notify the other Party in writing of the Force Majeure event and the effect on its ability to perform its obligations under the Agreement; and (ii) continue to take all commercially reasonable actions within its power to comply with its obligations hereunder as fully as possible and to mitigate possible damages.

39 (b) Should an event of Force Majeure continue for more than [***] ([***]) Business Days, the Parties shall promptly discuss their further performance under this Agreement and whether to modify or terminate this Agreement. Any modification shall be effective only if it meets the requirements set out in Section 18.7. If the Parties have not been able to agree a modification acceptable to both Parties within a period of [***] ([***]) Business Days, either Party may terminate this Agreement on written notice to the other Party with immediate effect. (c) In the event of any delay caused by an event of Force Majeure, any applicable and impacted due date shall be extended for the period of delay caused by the Force Majeure event. 18.13 Third Party Rights The Parties do not intend that any term of this Agreement will be enforceable under the Contracts (Rights of Third Parties) Act 1999 by any person other than the Parties and their Affiliates, IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. Théa Open Innovation SAS /s/ Jean-Frédéric Chibret By: Jean-Frédéric Chibret Title: President Kiora Pharmaceuticals, Inc. /s/ Brian Strem By: Brian Strem Title: President & CEO